UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2010

Southern Star Central Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-110979	04-3712210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 Highway 56

Owensboro, Kentucky 42301

 (Address of principal executive offices, including zip code)

(270) 852-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On February 10, 2010, Southern Star Central Gas Pipeline, Inc., a wholly-owned subsidiary of Southern Star Central Corp. (the “Company”), issued a press release announcing that Morgan Stanley Infrastructure Partners will acquire a 40% economic stake and a 50% voting stake in the Company.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The attached press release includes certain “forward-looking statements” relating to anticipated future performance.  For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on March 17, 2009.

Item 9.01.   Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.

Description

99.1

Press Release, dated February 10, 2010

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN STAR CENTRAL CORP.

Date: February 11, 2010	By:	/s/ /s/ Susanne W. Harris
Susanne W. Harris Vice President, Chief Financial Officer and Treasurer

A/73281766.1

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press Release, dated February 10, 2010

A/73281766.1

Exhibit 99.1

News Release

Southern Star Central Gas Pipeline, Inc.

[SSC LOGO]

Date:   February 10, 2010

Contact:

Rob Carlton

Gayle Hobbs

Southern Star (media relations)

Southern Star (media relations)

(270)852-4500

(270)852-4503

robert.w.carlton@sscgp.com

gayle.b.hobbs@sscgp.com

Morgan Stanley Infrastructure Partners Acquires 40% Economic Stake and 50% Voting Stake in Southern Star Central Corp.

Owensboro, KY – Morgan Stanley (NYSE: MS) announced today that its dedicated infrastructure group, Morgan Stanley Infrastructure Partners, will acquire a 40 percent economic stake and a 50 percent voting stake in Southern Star Central Corp., parent company of Southern Star Central Gas Pipeline (Southern Star), an interstate natural gas pipeline and storage operation servicing the Midwest region of the U.S.  Southern Star is the primary gas transmission and storage facility provider for several major Midwest cities and power generation providers. Southern Star serves the major metropolitan areas of Kansas City, Springfield, St. Louis, St. Joseph and Joplin, Missouri; and Kansas City, Wichita, Topeka and Lawrence, Kansas. Southern Star serves its customer base primarily under long term contracts, which provide for a stable and predictable cash flow profile.

“Southern Star offers a unique opportunity for Morgan Stanley Infrastructure Partners to invest in a proven and stable energy asset, as well as Southern Star’s well respected, customer-focused employee and management team,” said Global Head of Morgan Stanley Infrastructure Partners, Sadek Wahba.

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Jerry Morris, President & CEO of Southern Star said, “We look forward to working with Morgan Stanley Infrastructure Partners, an expert in infrastructure investing, as we continue to serve our customers in the Midwest. The purchase by Morgan Stanley Infrastructure Partners is expected to be seamless and will have no impact on customers or day-to-day operations. I anticipate only positive developments to arise out of this new relationship.”

“Southern Star’s vision is to be the best pipeline in North America,” said Morris.  “The fact that our Company is viewed as an excellent, stable investment in the global market is a good indication we are on our way to achieving this vision.”

About Morgan Stanley

Morgan Stanley (NYSE: MS) is a leading global financial services firm providing a wide range of investment banking, securities, investment management and wealth management services.  The Firm's employees serve clients worldwide including corporations, governments, institutions and individuals from more than 1200 offices in 37 countries.  For further information about Morgan Stanley, please visit www.morganstanley.com.

About Morgan Stanley Infrastructure Partners

Morgan Stanley Infrastructure Partners, with $4 billion in equity under management, is a leading infrastructure investment platform that focuses on long-term investments in infrastructure assets associated with providing essential public goods and services to societies across the globe.  For further information about Morgan Stanley Infrastructure Partners, please visit www.morganstanley.com/infrastructure.

About Southern Star Central Gas Pipeline

Southern Star is an interstate natural gas transportation company that owns and operates a natural gas pipeline system, including facilities for natural gas transmission and natural gas storage, with office headquarters in Owensboro, Kentucky. The pipeline system operates in Colorado, Kansas, Missouri, Nebraska, Oklahoma, Texas and Wyoming, and serves customers in these seven states, including major metropolitan areas in Kansas and

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Missouri, its main market areas. As of December 31, 2009, Southern Star’s natural gas pipeline system had a mainline delivery capacity of approximately 2.4 billion cubic feet, or Bcf, of natural gas per day and is composed of approximately 6,000 miles of mainline and branch transmission and storage pipelines. Southern Star also operates eight underground storage fields, seven in Kansas and one in Oklahoma, with an aggregate natural gas storage capacity of approximately 43 Bcf and an aggregate delivery capacity of approximately 1.2 Bcf of natural gas per day.  For further information about Southern Star, please visit www.sscgp.com or www.southernstarcentralcorp.com.

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